Lock-Up Agreement

[•], 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center,

2 Queen’s Road Central,

Hong Kong

Re:  LingoChamp Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule [A] to such agreement (collectively, the “Underwriters”), with LingoChamp Inc., an exempted company with limited liabilities incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Offering”) of its American Depositary Shares (the “ADSs”), each representing a certain number of ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ADSs or Shares of the Company, or any options or warrants to purchase any ADSs or Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such ADSs or Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the Offering set forth on the final prospectus (the “Public Offering Date”) used to sell the ADSs pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADS or Shares the undersigned may purchase in the Offering, (ii) Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Undersigned’s Securities, Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. For purposes of this Lock-Up Agreement, “business day” shall mean any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York, PRC or Hong Kong are authorized by law or governmental regulation to close. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) in connection with the sale of the Undersigned’s Securities acquired in open market transactions after the Public Offering Date, provided that no filing by any party under the United States Securities Exchange Act, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such sale, (ii) by will or intestacy or for estate planning purposes to immediate family members, trusts or an entity beneficially owned and controlled by the undersigned, or to a partner, member, stockholder or other equity holder of the undersigned or, if the undersigned is an investment fund or an investment fund manager, to any investment fund controlled or managed by the undersigned or managed by the same investment fund manager as the undersigned, in each case as part of a distribution without consideration by the undersigned, provided in each case that the transferee or transferees agree to be bound in writing by the restrictions set forth herein prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iv) with the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. on behalf of the Underwriters or (v) in connection with the registration of the offer and sale of ADSs as contemplated by the Underwriting Agreement and the sale of ADSs to the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the Undersigned of any ADSs or Shares acquired by the exercise of any of the undersigned’s rights to acquire any ADSs or Shares issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such ADSs or Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus for the Offering, and provided further that any ADSs or Shares issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement. The undersigned now has, and, except as contemplated by this paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void if the Offering shall not have closed on or before [•], 2018. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name

Authorized Signature

Title

Very truly yours, Jenny Hong Wei Lee

/s/ Jenny Hong Wei Lee

[Signature Page to Lock-up Agreement]